Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

1 October 2025

Matter No.: 1008046

Ref: SS/RL/WL/AP_Legal#111246288

Wealth Management System Inc.

71 Ayer Rajah Cresent

#03-25

Singapore 139951

Dear Sir/ Madam,

Re: Wealth Management System Inc. (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the offering of up to 2,530,000 class A ordinary shares of no par value of the Company (the “Class A Ordinary Shares”) (including the Class A Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option, the “IPO Shares”). The Registration Statement contains a preliminary prospectus (the “Prospectus”) to be used for the public offering in the U.S. by the Company of the IPO Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the following documents:

1.1.	the Registration Statement; and

1.2.	the Prospectus.

We have also reviewed copies of:

1.3.	the certificate of incorporation of the Company, and the second amended and restated memorandum of association and second amended and restated articles of association of the Company (the “Listing M&As”) as filed with the Registrar of Corporate Affairs on 29 September 2025;

1.4.	the written resolutions of the then sole director of the Company dated 4 July 2025, the written resolutions of the then sole shareholder of the Company dated 4 July 2025 and the unanimous written resolutions of the directors of the Company dated 26 September 2025 and 30 September 2025 respectively (collectively, the “Resolutions”);

1.5.	a certificate issued by the registered agent of the Company and dated 1 October 2025 (the “Registered Agent’s Certificate”);

1.6.	a certificate of good standing issued by the Registrar of Corporate Affairs in relation to the Company and dated 25 September 2025; and

1.7.	such other documents, and we have made such enquiries as to questions of law, as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that the Listing M&As will be effective immediately prior to the closing of the Company’s initial public offering of Class A Ordinary Shares;

2.6.	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7.	that the Company and its subsidiaries (if any) do not own an interest in any land in the British Virgin Islands;

2.8.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.9.	that on the date of allotment and issuance of any Class A Ordinary Shares the Company is, and after any such allotment and issuance the Company will be, able to pay its liabilities as they become due;

2.10.	none of the parties to any applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to any Class A Ordinary Shares is or will be carrying on unauthorised financial services business for the purposes of the Financial Services Commission Act of the British Virgin Islands;

2.11.	there is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement;

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2.12.	that no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Class A Ordinary Shares;

2.13.	none of the Class A Ordinary Shares have been offered or issued to residents of the British Virgin Islands;

2.14.	that the issuance and sale of and payment for the Class A Ordinary Shares will be in accordance with the applicable purchase, underwriting or similar agreement and the Registration Statement (including the Prospectus set forth therein and any applicable supplement(s) thereto);

2.15.	that, upon the issue of any Class A Ordinary Shares, the Company will receive consideration for the full issue price thereof;

2.16.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Prospectus has been duly filed with, and will be declared effective by, the Commission;

2.17.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; and

2.18.	that the contents of the Registered Agent’s Certificate are true and correct as of the date thereof and as of the date hereof.

3.	QUALIFICATIONS

3.1.	The obligations of the Company in connection with any offer, issuance and sale of any Class A Ordinary Shares:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a British Virgin Islands court, whether or not it was applying any foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

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3.2.	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company. We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act, 2018.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	The statements under the caption “Material Income Tax Considerations – British Virgin Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands laws, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.
Conyers Dill & Pearman Pte. Ltd.

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